                     MEHL BIOPHILE INTERNATIONAL CORPORATION
                   CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY

                                                                         Preferred Stock
                                      Series C                 Series D                   Series E                  Series F
                                Shares        Dollars       Shares      Dollars       Shares      Dollars       Shares       Dollars
                                ---------------------       -------------------       -------------------       --------------------
Balance as at May 31, 1997      2,231        $ 2,231,000    10,000     $ 10,000,000
Conversion into Series E       (2,231)        (2,231,000)  (10,000)     (10,000,000)   12,231     $12,231,000
Series F issued                                                                                                 1,500     $1,500,000
Conversion into Series G                                                              (12,231)    (12,231,000)
Conversion into common stock
Balance as at February 28,    ------------------------------------------------------------------------------------------------------
 1998                              -         $        --        --      $        --        --     $         --  1,500     $1,500,000

<Caption
                                      Series G
                                Shares        Dollars
                                ---------------------
Balance as at May 31, 1997
Conversion into Series E
Series F issued
Conversion into Series G       12,231        $12,231.000
Conversion into common stock
Balance as at February 28,    ---------------------------
 1998                          12,231        $12,231.000


                                  Common Stock              Additional         Accumulated       Treasury Stock        Translation
                               Shares        Dollars       Paid in Capital         Deficit      Shares      Dollars     Adjustment
                               ---------------------       ---------------      -----------     -------------------    -----------
Balance as at May 31, 1997      46,468,260   $464,683      $25,167,212           $(22,640,205)   2,474,959    $959,599   $   (1,429)
Dividends on Preferred Shares                                                        (458,663)
Cost of Warrants Issued                                     394,882.00
Recontribution of Shares                                                                         4,000,000
Conversion of Series F           1,411,528     14,115       865,885.00
Implied Dividend equal to
 intrinsic value of the
 conversion feature                                       3,884,114.00          (3,884,114.00)

Net Loss for the period
Translation Adjustment                                                                                                   (61,332.00)
Balance as at February 28,    ------------------------------------------------------------------------------------------------------
 1998                           47,879,788    $478,796    $ 30,312,093          $ (26,982,982)   6,474,959    $959,599   $  (62,761)